Exhibit 10.1

AMENDMENT NO. 1 TO
THE MASTER AGREEMENT

THIS AMENDMENT NO. 1, dated as of January 30, 2019 (this “Amendment”), to the Master Agreement, dated as of November 13, 2018 (as amended, modified or otherwise supplemented from time to time, the “Master Agreement”), is entered into by and among General Electric Company, a New York corporation (“GE”), Baker Hughes, a GE company, a Delaware corporation (“BHGE”), and Baker Hughes, a GE company, LLC, a Delaware limited liability company and an indirect subsidiary of BHGE (“BHGE LLC”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement.

WITNESSETH:

WHEREAS, Section 6.09 of the Master Agreement permits the parties to amend the Master Agreement by an instrument in writing signed on behalf of each of the parties thereto; and

WHEREAS, GE, BHGE and BHGE LLC desire to amend certain provisions of the Master Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, GE, BHGE and BHGE LLC hereby agree as follows:

Section 1. Amendments to the Master Agreement.

1.1       Section 1.01(a) of the Master Agreement is hereby amended to:

(a)       amend and restate the definition of “Term Sheets” as follows:

““Term Sheets” means, collectively, the term sheets described in Section 5.01 and attached as exhibits hereto.”

(b)       amend and restate the definition of “Term Sheet Effective Date” as follows:

““Term Sheet Effective Date” means February 22, 2019.”

1.2       Section 1.01(b) of the Master Agreement is hereby amended by replacing the term “Amended and Restated Tax Matters Agreement” with “Term Sheet for the A&R Tax Matters Agreement”.

1.3       Section 5.02(b) of the Master Agreement is hereby amended and restated in its entirety to read as follows:

“(b) BHGE, BHGE LLC and GE shall each use commercially reasonable efforts to negotiate in good faith the terms and conditions of and, as applicable, to enter into the following amendment:

(i)       an amended and restated tax matters agreement, substantially including the terms set forth in the term sheet attached hereto as Exhibit M (the “Term Sheet for the A&R Tax Matters Agreement”), amending and restating that certain tax matters agreement, dated as of July 3, 2017, among GE, BHGE, EHHC Newco, LLC, and BHGE LLC.”

1.4       Section 5.04 of the Master Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.04. Binding Effect; Effectiveness.

(a)       While the parties hereto intend to convert each of the Term Sheets into one or more definitive agreements covering the subject matter of such Term Sheet prior to the Term Sheet Effective Date, the parties agree that each Term Sheet contains all material terms necessary to the transactions contemplated by such Term Sheet and that, to the extent definitive agreements do not replace any Term Sheet on or prior to the Term Sheet Effective Date, such Term Sheet or, if such Term Sheet concerns an amendment to an existing agreement between the parties to such Term Sheet, such existing agreement, as amended by such Term Sheet, shall be binding on the applicable parties from and after the Term Sheet Effective Date and thereafter shall govern the relationship of the parties with respect to such subject matter. For the avoidance of doubt, references to Term Sheets in this Agreement do not include the Term Sheet for the A&R Tax Matters Agreement.

(b)       The parties hereto agree that the Term Sheet for the A&R Tax Matters Agreement contains all material terms necessary to the transactions contemplated by such term sheet and is binding on the parties thereto as of the date hereof.

(c)       In the event that the Aeroderivatives Supply and Technology Development Agreement (GE Aviation to joint venture) is not effective in accordance with the terms thereof on or prior to the Trigger Date (as defined in the Amended and Restated Stockholders Agreement), the parties shall enter into an aeroderivative supply and technology development agreement on the same terms as the Aeroderivatives Supply and Technology Development Agreement (except for such changes as are necessary so that the agreement no longer references GE’s power business and is only with respect to the BHGE Field of Use (as defined in the Aeroderivatives Supply and Technology Development Agreement)).”

1.5       Section 5.05 of the Master Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.05. Services. Between the date hereof and July 3, 2019, the parties hereto shall use their commercially reasonable efforts to negotiate in good faith the terms and conditions of a definitive transition services agreement (the “Transition Services Agreement”), which Transition Services Agreement (i) shall provide for the provision of mutually agreed services substantially consistent with those provided under the Intercompany Services Agreement, as amended pursuant to this Agreement, to the extent the provision of such services is not prohibited by contract or applicable Law; provided, that the parties hereto will work together in good faith to identify alternative approaches with respect to such services not provided; (ii) shall include provisions governing the liability of the parties thereunder that are consistent with the Intercompany Services Agreement and appropriate for the services to be provided under the Transition Services Agreement, (iii) shall contemplate such services being provided at cost (calculated consistently, including with respect to any fees, costs or expenses associated with any such services provided by third party providers, with GE’s standard practice for pricing transition services in connection with dispositions) and related information rights consistent with GE’s standard practice for transition services provided in connection with dispositions; and (iv) each of the parties hereto shall enter into, or cause an appropriate Affiliate to enter into, promptly following the termination of the Intercompany Services Agreement in accordance with its terms. Notwithstanding the foregoing, in no event shall the Transition Services Agreement become operative prior to the termination of the Intercompany Services Agreement, as amended by this Agreement, with respect to the services contemplated by this Section 5.05, nor, for the avoidance of doubt, shall any duplicative payments be required in respect of any services.”

Section 2. Effect on the Master Agreement. Other than as specifically set forth herein, all other terms and provisions of the Master Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Master Agreement.

Section 3. Controls Tools List. Between the date hereof and February 22, 2019, the parties shall work together in good faith to agree to the Controls Tools List (as defined in and as contemplated by the Amended and Restated Intercompany Services Agreement).

Section 4. Headings; Interpretations. The headings set forth in this Amendment are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Amendment or any term or provision hereof. The parties agree that all references in the Master Agreement to “the date hereof” or “the date of this Agreement” shall refer to November 13, 2018.

Section 5. Counterparts; Electronic Transmission of Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 6. Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Amendment. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Amendment shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

Section 7. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

[The remainder of this page has been
intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY

By:	/s/ James M. Waterbury
Name: James M. Waterbury
Title: Vice President

[Signature Page to Amendment No. 1 to the Master Agreement]

BAKER HUGHES, A GE COMPANY

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Corporate Secretary

[Signature Page to Amendment No. 1 to the Master Agreement]

BAKER HUGHES, A GE COMPANY, LLC

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Corporate Secretary

[Signature Page to Amendment No. 1 to the Master Agreement]